Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2007

Revises Business Outlook for Full Year 2007

SCHAUMBURG, Ill. – August 1, 2007 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its second quarter of 2007 ended June 30.  This information supplements the subscriber activity results the Company previously announced on July 25, 2007.

Highlights for the Quarter ended June 30, 2007:

•                  Total revenues of $133.2 million, compared to $120.4 million in the prior year quarter ended June 30, 2006.

•                  Net loss of $43.6 million, or $2.58 per share, compared to a net loss of $10.4 million, or $0.62 per share, in the prior year quarter.

•                  Adjusted EBITDA of $18.9 million, compared to $19.7 million in the prior year quarter.  Included in Adjusted EBITDA for the second quarter is approximately $0.4 million in Sprint Nextel litigation expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $2.0 million in Sprint Nextel litigation expenses.

•                  Capital expenditures of $12.7 million, compared to $12.2 million for the prior year quarter.

•                  As previously announced on July 25, 2007:

•                  Gross additions of approximately 67,700, compared to 54,800 for the prior year quarter.

•                  Net additions of approximately 21,000, compared to 10,900 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.2%, compared to 2.5% for the prior year quarter.

•                  Ending subscribers of approximately 612,000, compared to 517,500 for the prior year quarter.

“We are pleased with our results for the quarter. We continue to work hard to compete effectively in our markets and grow our subscriber base” remarked Timothy M. Yager, President and CEO of iPCS. “The higher gross additions and lower churn resulted in another strong quarter of net additions, exceeding the same period last year by 93%.”

“In light of our strong subscriber growth during the first half of the year and the current trends in our business, we are revising our previously announced guidance for the full year 2007.  We now expect full year gross additions of between 280,000 and 290,000; well above 2006 gross additions of 247,500 and above our previous range.  Although this investment in subscribers may dampen our near term earnings, we feel that this growth positions us well for 2008 and beyond.  Accordingly, we now expect that our full year Adjusted EBITDA will be between $65 million and $75 million.  Additionally, we now expect 2008 Adjusted EBITDA growth of between 25% and 30%.  Our previously announced guidance was for gross additions of 260,000 to 280,000, Adjusted EBTIDA of $70 million to $90 million and 2008 Adjusted EBITDA growth of 20% to 25%.  Whereas our previously announced Adjusted EBITDA range reflected uncertainty in the outcome of the disputes with Sprint relating to the back office service and roaming rates, our revised 2007 Adjusted EBITDA range and 2008 Adjusted EBITDA growth range assume no change in the proposed rates, despite ongoing discussions with Sprint,” concluded Yager.

Revised Business Outlook for Full Year 2007:

The metrics below provide a revised range of selected financial and operational guidance for 2007.  A variety of factors referenced elsewhere in this release could cause actual results to differ materially from the guidance.

Revised Guidance

•                  Gross additions of 280,000 to 290,000.

•                  Adjusted EBITDA of $65 million to $75 million, excluding expenses related to the Sprint Nextel litigation.

•                  Capital expenditures of $38 million to $42 million – unchanged.

•                  2008 Adjusted EBITDA growth of 25% – 30% assuming no changes in the disputed rates as a result of negotiation or arbitration.

The Adjusted EBITDA range for 2007 assumes no resolution of the disputes with Sprint relating to the CCPU, CPGA and reciprocal roaming rates.

Conference Call to be held tomorrow, August 2nd, at 11:00am ET (10:00am CT)

iPCS has scheduled a conference call for tomorrow, August 2nd, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended June 30, 2007.  To listen to the call, dial 1-888-896-0863 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference

Call.” Those calling in from international locations should dial 1-973-582-2792. A replay of the call will be available beginning at 2:00 p.m. Eastern Time on August 2, 2007.  To access the replay, dial 1-877-519-4471 using a pass code of 9020881.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on August 9, 2007.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of June 30, 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.9 million residents, and iPCS had approximately 612,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•                  Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•                  ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•                  CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•                  CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•                  Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivated within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•                  Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•                  Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) an increase in iPCS’s expenses resulting from an increase in the CCPU rate that Sprint charges iPCS’s for certain back-office services and a decrease in iPCS’s revenue resulting from a decrease in the reciprocal roaming rate between us and Sprint; (9) declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the year ended December 31, 2006, as updated in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands except share and per share amounts)

	June 30,	December 31,
	2007	2006

Assets
Current Assets:

Cash and cash equivalents	$66,541	$120,499
Investments	31,570	29,700
Accounts receivable, net	35,220	40,724
Receivable from Sprint	4,237	4,291
Inventories, net	1,320	—
Prepaid expenses	5,941	7,468
Other current assets	352	272
Total current assets	145,181	202,954
Property and equipment, net	136,140	139,641
Financing costs	8,210	7,724
Customer activation costs	4,463	3,252
Intangible assets, net	116,165	131,353
Goodwill	141,783	141,783
Other assets	362	364
Total assets	$552,304	$627,071

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:

Accounts payable	$6,313	$7,387
Accrued expenses	14,957	14,340
Payable to Sprint	51,516	58,196
Deferred revenue	10,965	11,065
Accrued interest	7,083	9,758
Current maturities of long-term debt and capital lease obligations	27	24
Total current liabilities	90,861	100,770
Customer activation fee revenue	4,463	3,252
Other long-term liabilities	7,350	6,819
Long-term debt and capital lease obligations, excluding current maturities	475,453	302,045
Total liabilities	578,127	412,886
Commitments and contingencies	—	—

Stockholders’ Equity (Deficiency):

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,009,336 and 16,774,060 shares issued and outstanding, respectively	170	168
Additional paid-in-capital	156,933	334,156
Accumulated deficiency	(182,926)	(120,139)
Total stockholders’ equity (deficiency)	(25,823)	214,185
Total liabilities and stockholders’ equity (deficiency)	$552,304	$627,071

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Revenues:
Service revenue	$89,924	$77,314	$174,945	$152,720
Roaming revenue	40,036	39,533	72,997	73,160
Equipment and other	3,273	3,526	6,144	6,978
Total revenues	133,233	120,373	254,086	232,858
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(78,739)	(68,630)	(152,154)	(133,651)
Cost of equipment	(12,770)	(9,868)	(25,949)	(19,397)
Selling and marketing	(19,108)	(17,344)	(39,682)	(34,104)
General and administrative	(8,670)	(5,737)	(15,597)	(12,868)
Depreciation	(12,031)	(12,913)	(23,869)	(27,327)
Amortization of intangible assets	(7,594)	(9,490)	(15,188)	(18,979)
Loss on disposal of property and equipment, net	(6)	(176)	(65)	(413)
Total operating expenses	(138,918)	(124,158)	(272,504)	(246,739)
Operating loss	(5,685)	(3,785)	(18,418)	(13,881)
Interest income	1,555	1,286	3,098	2,468
Interest expense	(9,128)	(7,896)	(17,098)	(16,017)
Debt extinguishment costs	(30,501)	—	(30,501)	—
Other income, net	115	21	132	54
Loss before benefit from income taxes	(43,644)	(10,374)	(62,787)	(27,376)
Benefit from income taxes	—	—	—	—
Net loss	$(43,644)	$(10,374)	$(62,787)	$(27,376)

Basic and diluted loss per share of common stock	$(2.58)	$(0.62)	$(3.71)	$(1.64)

Weighted average common shares outstanding	16,938,265	16,701,677	16,906,242	16,694,394

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net loss	$(43,644)	$(10,374)	$(62,787)	$(27,376)
Net interest expense	7,573	6,610	14,000	13,549
Debt extinguishment costs	30,501	—	30,501	—
Depreciation and amortization	19,625	22,403	39,057	46,306
Stock-based compensation expense	4,817	854	6,730	1,317
Loss on disposal of property and equipment	6	176	65	413
Adjusted EBITDA	$18,878	$19,669	27,566	34,209

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006

Subscribers
Gross Additions	67,700	75,700	54,800
Net Additions	21,000	29,700	10,900
Total Subscribers	612,000	590,900	517,500
Churn, Net	2.2%	2.3%	2.5%

Average Revenue Per User, Monthly
Including Roaming	$72	$68	$76
Without Roaming	$50	$49	$50

Cash Cost Per User , Monthly
Including Roaming	$48	$47	$50
Without Roaming	$34	$33	$33

Cost Per Gross Addition	$364	$371	$381

Licensed Pops (Millions)	15.0	15.0	15.0
Covered Pops (Millions)	11.9	11.4	11.4
Cell Sites	1,656	1,621	1,524

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006

ARPU
Service revenue	$89,924	$85,021	$77,314
Roaming revenue	40,036	32,961	39,533
Total service revenue	$129,960	$117,982	$116,847
Average subscribers	601,868	574,823	512,677
Average revenue per user including roaming, monthly	$72	$68	$76
Average revenue per user without roaming, monthly	$50	$49	$50

CCPU
Cost of service and roaming	$78,739	$73,415	$68,630
plus: General and administrative expenses	8,670	6,927	5,737
less: Stock-based compensation expense	(4,167)	(1,766)	(656)
less: Retail equipment upgrade revenue	(449)	(281)	(839)
plus: Retail equipment cost of upgrades	3,802	2,928	3,482
Total cash costs including roaming	$86,595	$81,223	$76,354
less: Roaming expense	(25,731)	(24,204)	(25,434)
Total cash costs without roaming	$60,864	$57,019	$50,920
Average subscribers	601,868	574,823	512,677
Cash cost per user, monthly	$48	$47	$50
Cash cost per user without roaming, monthly	$34	$33	$33

CPGA
Selling and marketing	$19,108	$20,574	$17,344
less: Stock-based compensation expense	(650)	(147)	(198)
less: Equipment revenue, net of upgrade revenue	(2,809)	(2,577)	(2,684)
plus: Cost of equipment, net of cost of upgrades	8,968	10,250	6,386
Total costs of acquisition	$24,617	$28,100	$20,848
Gross adds	67,688	75,658	54,780
Cost per gross add	$364	$371	$381